                                                                    EXHIBIT 10.1

EMPLOYMENT AGREEMENT

Made and entered into this 13th day of April, 2008 (the "Effective Date").

Between: INKSURE TECHNOLOGIES INC. a Delaware corporation (the "Company"), with offices at 1770 N.W. 64th St., Suite 350, Fort Lauderdale, FL 33309, USA

(HEREINAFTER THE "COMPANY");

ON THE FIRST PART

And: Mr., Tzlil Peker, a citizen of Israel, ID Number ___________, with an address at _____________________________________, Israel

                                                    (HEREINAFTER THE "EMPLOYEE")

ON THE SECOND PART

Whereas             The Company is engaged in the development, production and
                    marketing of systems for Brand and Document protection,
                    track and trace and RFID technologies; and

Whereas             The Employee has the experience, know-how and qualifications to serve as Vice President and Chief Financial Officer
                    ("CFO") of the Company and its subsidiaries, InkSure Inc.,
                    InkSure RF Inc. and InkSure Ltd. (the "Subsidiaries"); and

Whereas             The Company has offered that the Employee undertakes
                    employment with the Company as its Vice President and CFO, on a half-time engagement basis, and the Employee agrees to be employed as such, all in accordance with the terms and
                    conditions of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by the parties as follows:

1.   PREAMBLE

The Preamble to this Agreement forms an integral part thereof.

2.   POSITION.

2.1  The Company hereby employs the Employee, and the Employee hereby agrees to serve as Vice President and CFO of the Company and the Subsidiaries, on a
     half-time engagement basis, effective not later than 4/13/2008.

3.   As CFO of the Company and subject to section 2.1, the Employee shall devote his full business time and efforts to the affairs of the Company, and shall have all the responsibilities and powers that usually apply to this job.
     The company acknowledges and agrees that the employee is employed by others and/or provides financial services to others. The company agrees that the employee can perform certain part of his duties remotely outside the company premises. The Employee undertakes to attend at least 2 working days per full working week at the company premises.

3.1  The Employee shall report to the CEO of the Company.

3.2  The Employee shall serve as the Secretary of the Company and the
     Subsidiaries.

4.   SALARY.

4.1  The Company shall pay the Employee a monthly salary of 20,000 NIS gross for the first two months of his employment and 17,500 NIS gross after the first two months. (hereinafter the "Base Salary"), payable each month not later than the fifth day of each month

4.2  The Employee and the Company both acknowledge and agree, that upon the mutual agreement of the Company and the Employee, the Employee's salary from time-to-time may be paid by either of the Subsidiaries on behalf of the Company. The Company further acknowledges that this Section 3.3 does not affect the Company's obligation to pay the Employee's Base Salary or benefits pursuant to this Agreement.

4.3  The Employee shall be entitled to a refund for all expenses incurred by him in the performance of his duties hereunder (in accordance with the prevailing laws and regulations).

5.   BENEFITS.

5.1  The Company shall pay every month, an amount up to 15.83%(5% "tagmulim",
     8.33% "pitzuim" and up to 2.5% for disability insurance) of the Base Salary to an insurance policy, pension fund or combination between them, according to the request of the Employee, (hereinafter "Bituach Menahalim") in the name of the Employee. The Employee shall pay to such insurance policy, every month, an amount equal to 5% of the Base Salary.

5.2  The Company shall pay every month, an amount equal to 7.5% of the Base
     Salary to an educational fund (hereinafter "Keren Hishtalmut") in the name of the Employee. The Employee shall pay to such fund, every month, an amount equal to 2.5% of the Base Salary.

5.3  The Employee's payments pursuant to Sections 4.1 and 4.2 above shall be deducted at source from the Base Salary.

5.4  The parties here adopt the Israeli Labor Ministry warrant from 30.6.98 and declare that the Company's payment to the Bituach Menahalim/ pension fund
     (8.33% for the severance payment) shall constitute the Company's whole obligation for Severance payments according to Section 14 of the Severance
     Payment Law - 1963(Israel).

5.5  The Employee shall be entitled to a vacation leave of eleven (11) days per year, (equivalent to full time position, or 22 vacation days for 50%
     position) which may be carried forward, from year to year.

5.6  The Company shall pay the employee an amount of 2,000 NIS to cover his monthly travelling expenses. In addition, the Company shall pay the employee an monthly amount of 400 NIS to cover his monthly mobile phone expenses. The Company shall also arrange a dedicated parking space for the employee (at the company' premises) and cover the parking costs, if any.

5.7  The Company will maintain a directors' and officers' liability insurance in the name of the Employee, covering all the Employee's duties under this
     Agreement.

5.8  The Employee shall be entitled to Dmey Havra'a as provided in a Collective
     Bargaining Agreement to which the General Labor Union of the Workers in
     Israel is a party regarding the payment of Dmey Havra'a that is force and effect.

5.9  Not later than fourteen (14) days after the termination of this Agreement, for any cause, the Company shall assign its rights to the Bituach Menahalim and/or pension fund and the Keren Hishtalmut to the Employee.

5.10 The Company will grant the employee 25,000 stock options no later than 90 days after the effective date. Such stock options shall be exercisable at market price known at the grant date, vested equally over 3 years starting the effective date. The vesting will be fully accelerated in case of an
     M&A transaction. Such grant will be subject to Board and/or
     Compensation Committee' approval, if and when applicable. If the capacity of the CFO position will be extended beyond 50%, the Company will grant further stock options under the same terms to proportionally reflect the extended CFO capacity. Furthermore, no later than 12 months after the effective date, the Company will consider further grant of stock options to the employee, subject to the performance of the Employee.

5.11 In addition, the Company shall pay the employee a one-time retention bonus in amount of US$4,000 payable in 3 equal installments on Dec-2008, Feb-2009 and Apr-2009.

6.   PROPRIETARY INFORMATION.

6.1  Employee recognizes and understands that his employment creates a relationship of confidence and trust between him and the Company, and that proprietary information obtained by the Employee as a result of this
     Agreement is the sole property of the Company. At all times, both during his employment with the Company and after its termination, the Employee will keep in confidence and in trust all such proprietary information and will not use or disclose any such information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties as the CFO of the Company.
     This Section 5 shall survive the termination of this Agreement.

6.2  In the event of termination of the Employee's employment with the Company for any reason, the Employee will deliver to the Company all documents and data of any nature pertaining to his work with the Company or the
     Subsidiaries.

7.   COMPETITION.

The Employee shall not, during the term of his employment with the Company, and for a period of one (1) year after termination of this Agreement, render services similar to his duties as Vice President and CFO of the Company, to any entity or business which competes with the Company or the Subsidiaries directly or indirectly.

8.   CONFIDENTIALITY.

The Employee undertakes that during the term of this Agreement and after its termination, he shall not disclose to others confidential information of the
Company or the Subsidiaries, including but not limited to, information relating to the business concerns of the Company or the Subsidiaries, their customers, their financial position, their plans for the future and their proprietary information, including confidential intellectual property. This Section 7 shall survive the termination of this Agreement.

9.   TERM AND TERMINATION.

9.1  The Employee may terminate this Agreement for any reason upon sixty (60)
     days' prior written notice, and the Company may terminate this Agreement for any reason upon sixty (60) days' prior written notice (each such period being a "Prior Notice Period"), provided, however, that the Company may terminate this Agreement for a "Justifiable Cause" (as hereinafter defined)
     without prior notice. During the Prior Notice Period the Employee shall be entitled to payment of the Base Salary and all benefits pursuant to this
     Agreement. In addition, any unvested stock options held by the Employee shall continue to vest during the Prior Notice Period.

9.1.1 "Justifiable Cause" shall mean: (a) conviction of the Employee of a felony which in the Company's view is injurious to the Company; (b) any willful breach by the Employee of his fiduciary duties as an officer of the Company pursuant to court decision; provided, however, that the Company may not terminate the Employee's employment for Justifiable Cause unless it has given the Employee (i) written notice of the basis for the proposed termination and (ii) if possible, at least fifteen (15) days during which the Employee shall be entitled to cure such basis.

10.  MISCELLANEOUS.

10.1 The Employee shall not disclose the terms of this Agreement to any person or entity within or outside the Company, except as may be required by law.

10.2 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. Any prior understandings, undertakings or representations, written or oral, shall be of no force or effect.

10.3 This Agreement may be amended only through a document signed by both parties.

10.4 No rights of any party shall be prejudiced or restricted by an indulgence or forbearance to any party, and no waiver by any party in respect of any breach shall operate as a waiver in respect to a subsequent breach.

10.5 Any notice, demand, call or request under this Agreement (hereinafter a
     "Communication") which a party may desire to serve, or be required to serve upon the other party, shall be in writing and shall be deemed sufficiently served if: (a) delivered by hand; or (b) if sent by courier that guarantees delivery of such Communication within twenty four (24) hours, addressed to the other party's address as set forth in the preamble to this Agreement;
     or (c) sent by facsimile with a confirmation of receipt.

10.6 The addresses of the parties for the purpose of this Agreement are as forth in the preamble to this Agreement.

IN WITNESS WHEREOF, The parties hereunto cause this Agreement to be duly executed.

                                                     INKSURE TECHNOLOGIES INC.

                                                     _________________________
                                               By:
                                               Title:

                                                     TZLIL PEKER

                                                     _________________________

Agreed and Accepted:

INKSURE LTD.

______________________________
By:
Title:

INKSURE INC.

______________________________
By:
Title: